UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material under § 240.14a-12.

CAPITALSOUTH BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2340 WOODCREST PLACE, SUITE 200

BIRMINGHAM, ALABAMA 35209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2006

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of CapitalSouth Bancorp will be held at the main offices of CapitalSouth, 2340 Woodcrest Place, Birmingham, Alabama, on Monday, May 22, 2006, at 5:00 p.m., Central Time, for the following purposes:

(1)	To elect one (1) person to the Board of Directors of CapitalSouth, such person to serve a three-year term and until such person’s successor is duly elected and qualified;

(2)	To ratify the selection of KPMG LLP as CapitalSouth’s principal independent auditors for the fiscal year ending December 31, 2006;

(3)	To approve and ratify the Amended and Restated Directors’ Compensation Plan; and

(4)	To transact such other business as may properly come before the Annual Meeting.

Holders of Common Stock of CapitalSouth of record at the close of business on April 10, 2006 are entitled to notice of and to vote at the Annual Meeting.

You are cordially invited to attend the Annual Meeting, and we hope you will be present. WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE VOTE THE ENCLOSED PROXY SO THAT CAPITALSOUTH MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. You are requested to complete, date, sign and return the enclosed Proxy Card in the postage-paid envelope included for your convenience. Submitting your proxy with the Proxy Card will not affect your right to vote in person should you decide to attend the Annual Meeting.

By Order of the Board of Directors

W. DAN PUCKETT
Chairman

Birmingham, Alabama

April 21, 2006

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2006

We are providing these materials in connection with the solicitation by the board of directors of CapitalSouth Bancorp (“CapitalSouth,” “the Company,” “we,” “us” or “our”), a Delaware corporation, of proxies to be voted at our Annual Meeting of Stockholders. Our 2006 Annual Meeting will be held at our principal executive offices, 2340 Woodcrest Place, Birmingham, Alabama 35209, on Monday, May 22, 2006 at 5:00 p.m., Central Time. We anticipate that this proxy material will be mailed to stockholders on or about April 21, 2006.

We will present the following matters for consideration at the Annual Meeting: (i) the election of one director, such person to serve a three-year term and until such person’s successor is duly elected and qualified; (ii) the ratification of the selection of CapitalSouth’s independent auditors for 2006; and (iii) the approval and ratification of the Amended and Restated Directors’ Compensation Plan. All shares of common stock represented by an executed and completed proxy received by CapitalSouth in time for voting at the Annual Meeting will be voted in accordance with the instructions specified thereon, and if no instructions are specified thereon, will be voted for (i) the election of the nominee named herein as director; (ii) the ratification of the selection of the independent auditors named herein for 2006; and (iii) the approval and ratification of the Amended and Restated Directors’ Compensation Plan. You may revoke a proxy at any time prior to its exercise by filing with the Secretary of CapitalSouth either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting by itself will not revoke a proxy.

CapitalSouth will pay all expenses of solicitation of proxies. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting material to beneficial owners of shares of our common stock. In addition to the use of the U. S. Postal System, our directors, officers and employees may solicit proxies by telephone, by facsimile, by other electronic means or personally, and will receive no extra compensation for their services. We have engaged Corporate Communications to assist in the solicitation of proxies of brokers and financial institutions and their nominees. This firm will be paid a fee of $5,000, plus out-of-pocket expenses.

As of April 10, 2006, the record date for the Annual Meeting, there were issued and outstanding 2,961,586 shares of common stock of CapitalSouth. The holders of each such issued and outstanding share of common stock of CapitalSouth as of the record date are entitled to one vote per share with respect to each matter to be considered at the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock of CapitalSouth is necessary to constitute a quorum at the Annual Meeting. We will treat shares of common stock represented by a properly executed and returned proxy as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of common stock represented by “broker non-votes” (i.e., shares of common stock held in record name by brokers or nominees as to which a proxy is received and (i) any required instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power or (iii) the record holder has indicated that it does not have authority to vote such shares on that matter) will be treated as present for purposes of determining a quorum. Since each of the matters to be voted on at the Annual Meeting is determined by a majority of the votes cast at the Annual Meeting, abstentions and broker non-votes will not affect either the election of directors, the ratification of the selection of independent auditors for 2006 or the approval and ratification of the Amended and Restated Directors’ Compensation Plan.

We have enclosed a copy of CapitalSouth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. If you wish to obtain additional copies of the Annual Report, you may obtain them without charge by writing CapitalSouth at CapitalSouth Bancorp, 2340 Woodcrest Place, Suite 200, Birmingham, Alabama 35209 or by calling Carol W. Marsh at 205.870.1939.

ELECTION OF DIRECTORS

Our Bylaws provide for a board of directors of not fewer than three nor more than twenty-four members, the exact number to be determined by resolution of the board of directors. Our Restated Certificate of Incorporation and Bylaws provide that the members of the board of directors shall be divided into three classes, one class to be elected at each annual meeting of stockholders and to serve for a term of three years. As of the date of the proxy statement, the board of directors consists of five persons.

Current Nominee

Our board of directors proposes to nominate the person named below for election as director, such person to serve until the 2009 Annual Meeting of Stockholders and until his successor has been elected and shall have qualified.

The name, age and principal occupation during the past five years of the nominee and the year the nominee first became a director of CapitalSouth are as follows:

Name, Age and Principal Occupation Of Nominee	Director Since
W. Dan Puckett (60) Chairman, Chief Executive Officer, President and Director of CapitalSouth and CapitalSouth Bank; Chairman and Director of Capital Bank	1990

One of our executive officers, William D. Puckett, II, is the son of W. Dan Puckett.

Unless marked to the contrary, proxies received will be voted for the nominee named above. Should the nominee become unable to accept election, which is not anticipated, the individuals named in the proxy will vote for the election in his stead of such other person as our board of directors may recommend. Proxies may not be voted for more than one person.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR NAMED ABOVE.

Continuing Directors

The following tabulation sets forth the names, ages and principal occupations during the past five years of those persons who were elected as directors of CapitalSouth at previous Annual Meetings of Stockholders or otherwise (and who will continue to serve as directors following the Annual Meeting), and the year each continuing director first became a director of CapitalSouth:

Name, Age and Principal Occupation Of Directors	Current Term Expires	Director Since
H. Bradford Dunn (64) Director of CapitalSouth, CapitalSouth Bank and Capital Bank; President, The Mouat Co., Birmingham, Alabama (consulting and engineering services to metal casting industry)	2008	1991

Stanley L. Graves (61) Director of CapitalSouth, CapitalSouth Bank and Capital Bank; President, Graco Resources, Inc., Birmingham, Alabama (oil, gas and water drilling and consulting); Director of GeoMet, Inc. (exploration and production of coalbed methane)	2008	1991

Charles K. McPherson, Sr. (64) Director of CapitalSouth, CapitalSouth Bank and Capital Bank; Chief Executive Officer and President, McPherson Oil Company, Inc., Birmingham, Alabama (distributor of industrial lubricants)	2007	1991

David W. Wood, II (57) Director of CapitalSouth, CapitalSouth Bank and Capital Bank; Chairman of the Board, Wood Fruitticher Grocery Company, Birmingham, Alabama (institutional grocery sales)	2007	1991

CORPORATE GOVERNANCE

Board of Directors and Committees

Our Board of Directors.    We are governed by a board of directors and various committees of the board that meet throughout the year. We have five directors, each of whom serves for a three-year term unless such director resigns or is removed. One of three classes of directors is elected annually. Directors discharge their responsibilities throughout the year at board and committee meetings and also through telephone contact and other communications with the Chairman and Chief Executive Officer and other officers. We have no mandatory retirement age for directors and none of our directors has indicated an intention to retire or otherwise not stand for election in the future.

Our board of directors held four regular meetings and three special meetings during 2005. Each of our directors, with the exception of Mr. McPherson, attended at least 75 percent of the regularly scheduled and special meetings of the board and board committees on which they served in 2005. Now that we are a public company, we have adopted a policy requiring all board members to attend our Annual Meeting, unless an emergency prevents them from doing so. We did not record attendance at our 2005 Annual Meeting, which was held prior to our adoption of this policy, and are unable to confirm the attendance of all of our directors at that meeting.

Committees of the Board.    Our board of directors has two standing committees: the Audit Committee and the Nominating Committee. In addition, while we do not have a separate compensation committee, a majority of the independent directors serving on our board determines the compensation of our executive officers. Our independent directors also interpret the provisions of our 2005 Stock Incentive Plan. Our Chief Executive Officer is not present during deliberations or voting with respect to his compensation. The independent directors met one time during 2005 to consider compensation matters.

Our Audit Committee is comprised of Mr. Dunn, Mr. Graves, Mr. McPherson and Mr. Wood, all of whom are “independent directors” as defined under The Nasdaq National Market listing standards. Mr. Dunn is Chairman of the Audit Committee. Our board believes that all of the Audit Committee members have the financial knowledge, business experience and independent judgment necessary for service on the Audit Committee. The board of directors has determined that our Audit Committee does not include an “audit committee financial expert” as that term is defined in Securities and Exchange Commission regulations. In the board’s judgment, however, the Audit Committee’s membership meets the financial literacy and accounting or financial management requirements of The Nasdaq National Market listing standards and has qualifications and experience which enable the Committee to provide effective audit committee oversight for CapitalSouth. Our Audit Committee met three times during 2005. The Audit Committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The board of directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix B to this proxy statement. Stockholders can also find a copy of the Audit Committee charter on our website at www.capitalsouthbank.com under the tab “Investor Relations.” The board of directors annually reviews and approves changes to the Audit Committee charter. Under the charter, the Audit Committee has the authority and is empowered to:

•	appoint, approve compensation and oversee the work of the independent auditor;

•	resolve disagreements between management and the auditors regarding financial reporting;

•	pre-approve all auditing and appropriate non-auditing services performed by the independent auditor;

•	retain independent counsel and accountants to assist the committee;

•	seek information it requires from employees or external parties; and

•	meet with our officers, independent auditors or outside counsel as necessary.

Our Nominating Committee is comprised of Mr. Dunn, Mr. Graves, Mr. McPherson and Mr. Wood, all of whom are “independent directors” as defined by The Nasdaq National Market listing standards. Mr. Graves is the Chairman of the Nominating Committee. Our Nominating Committee did not meet during 2005. The board of directors has adopted a written charter for the Nominating Committee which is available to stockholders on our website at www.capitalsouthbank.com under the tab “Investor Relations.” The Nominating Committee has not adopted a formal policy or process for identifying or evaluating director nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, our customers and stockholders and professionals in the financial services and other industries. Similarly, the Nominating Committee does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience, knowledge of CapitalSouth and the financial services industry, experience in serving as one of our directors or as a director of another financial institution or public company generally, wisdom, integrity and analytical ability, familiarity with and participation in the communities served by us, commitment to and availability for service as a director, and any other factors the Nominating Committee deems relevant.

Code of Ethics.    We have adopted a Code of Ethics (the Code), that applies to all of our directors, officers and employees. We believe the Code is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of conflicts of interest, full, fair and accurate disclosure in filings and other public communications made by us, compliance with applicable laws, prompt internal reporting of violations of the Code, and accountability for adherence to the Code. Stockholders can find a copy of the Code on our website at www.capitalsouthbank.com under the tab “Investor Relations.”

Director Independence

Our board conducts an annual review of director independence utilizing the listing standards of The Nasdaq National Market. During this review, the board considered transactions and relationships between each director or any member of his immediate family and CapitalSouth and its subsidiaries and affiliates. The board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that a director is independent.

As a result of this review, the board affirmatively determined that all of the current directors are independent of CapitalSouth and its management under the listing standards of The Nasdaq National Market, with the exception of W. Dan Puckett. Mr. Puckett is considered an inside director because of his employment as Chairman, Chief Executive Officer and President of CapitalSouth.

Communications with Directors

You may contact any of our independent directors, individually or as a group, by writing to them c/o Carol W. Marsh, Chief Financial Officer, CapitalSouth Bancorp, 2340 Woodcrest Place, Suite 200, Birmingham, Alabama 35209. Relevant communications are distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. We may exclude business solicitations, advertisements and like communications from general distribution.

Director Compensation

Under our Amended and Restated Directors Compensation Plan, our directors are paid shares of stock of CapitalSouth in lieu of cash compensation for their service as directors of CapitalSouth, CapitalSouth Bank or Capital Bank. Directors of CapitalSouth and CapitalSouth Bank receive 50 shares for each meeting attended in person, by telephone or via videoconference. Directors of Capital Bank receive 25 shares for each meeting attended in person, by telephone or via videoconference. Members of committees for each of CapitalSouth Bank and Capital Bank receive between 4 and 13 shares for each meeting attended in person, by telephone or via videoconference. Directors receive shares monthly for attending meetings of committees on which they serve if they attend the monthly board meeting, regardless of whether a committee meeting was held that month. Because our directors serve on our subsidiary bank board committees as well as holding company board committees, they do not receive fees for attending holding company board committee meetings. The number of shares issued was initially set to be equal in value to the cash fees paid immediately prior to such date. Prior to our initial public offering, the value of shares was determined periodically by the board of directors and principally determined by reference to the most recent price paid in third party purchases and sales of our stock. The value of shares now is determined by reference to the closing price of our common stock on the date we issue the shares. We typically issue shares on a quarterly basis. The number of shares issued has been adjusted from time to time in order to reflect the value of service and effort expended by directors. Each director is reported to have income equal to the value per share multiplied by the number of shares issued to such director. We are proposing amendments to our Amended and Restated Directors Compensation Plan. For additional information about our Amended and Restated Directors Compensation Plan including our proposed amendments, please refer to the section of this proxy statement entitled “Approval and Ratification of the Amended and Restated Directors Compensation Plan.”

In 1998, CapitalSouth Bank entered into Director Supplemental Retirement Plan Director Agreements (Director Retirement Agreements) and Life Insurance Endorsement Method Split Dollar Plan Agreements (Split Dollar Life Insurance Agreements) with certain CapitalSouth Bank directors, including Messrs. Dunn, Graves, McPherson and Wood, the independent directors of CapitalSouth. The purpose of these agreements is to provide the directors with retirement benefits and to provide certain cash death benefits to their beneficiaries in the event of a director’s death. CapitalSouth Bank has purchased single premium bank owned life insurance policies (BOLI policies) on the lives of each of the directors and intends to use income from the BOLI policies, which has certain tax advantages, to offset benefit expenses. The Director Retirement Agreements provide two types of retirement benefits. First, after the participants reach normal retirement age (age 65 or such later date as the director actually retires), participants receive the accumulated balance of a retirement benefit account in annual installments over a 10 year period. The balance of such retirement benefit account for each director is established by periodically crediting to it the amount of any income from the related BOLI policy, minus CapitalSouth Bank’s designated cost of funds with respect to holding such BOLI policy, adjusted for tax effects (the Periodic Retirement Credit Amount). Second, during the period beginning on the date of retirement and ending upon their death, the directors also are entitled to receive an annual payment equal to any further Periodic Retirement Credit Amount. The retirement benefit account is not a trust account or other segregated or funded account. Instead, it only reflects the amount of the general, unsecured claim of the beneficiary on the assets of CapitalSouth Bank. The Director Retirement Agreements may also provide benefits in the event of termination of service, change of control, early retirement, death or disability, depending on the timing of, and other circumstances related to, the occurrence of the event while serving as a director of CapitalSouth Bank. For the year ended December 31, 2005, $92,726 was charged to operations expense related to these Director Retirement Agreements. Income from the BOLI policies is separately reflected in other income and the BOLI policies are held as other assets.

The Split Dollar Life Insurance Agreements relate to the same BOLI policies, the earnings on which form the basis for calculating the Periodic Retirement Credit Amount discussed above. The Split Dollar Life Insurance Agreements provide that CapitalSouth Bank is the sole owner of the policies, is responsible for paying any additional premiums necessary to keep the policies in force and that the insured director and CapitalSouth Bank share the death benefits under the policy. The director/insured’s designated beneficiaries are entitled to 80% of the death benefit under the policy less the accumulated cash value of the policy. CapitalSouth Bank is entitled to all other proceeds of the policy, including its cash value. The insured is imputed an amount of taxable income with respect to the life insurance benefit available under the Split Dollar Life Insurance Agreements. The reportable income to each director of CapitalSouth related to the interest of such director in the death benefits under the BOLI policies ranged from $175 to $365 in 2005.

The following table presents estimated annual benefits payable to each of the directors under the plan upon normal retirement age based on the assumptions shown.

Name	Year of birth	Retirement age	Projected annual retirement benefit (1st year)	Projected annual retirement benefit (5th year)	Projected annual retirement benefit (10th year)
Harold B. Dunn	1941	65	$9,859	$10,703	$11,856
Stanley A. Graves	1944	65	11,899	12,809	14,164
Charles K. McPherson, Sr.	1941	65	10,051	11,011	12,418
David W. Wood, II	1948	65	14,281	14,573	14,869

EXECUTIVE COMPENSATION

We regularly evaluate the total compensation paid to our senior management to link their compensation to our operating performance in the short and long-term. The following table sets forth various elements of compensation awarded to or paid by us for services rendered in all capacities by our Chief Executive Officer and our four most highly-compensated executive officers, our “named executive officers,” during the fiscal years ended December 31, 2005 and 2004.

					Long-Term Compensation
					Awards		Payouts
	Annual Compensation			Other Annual Compensation (2)	Restricted Stock Awards	Securities Underlying Options/ SARs	LTIP Payouts	All Other (3)(4) Compensation
Name and Principal Positions	Year	Salary	Bonus (1)
W. Dan Puckett	2005	$197,500	$90,000	$19,943	none	—	none	$47,240
Chairman, Chief Executive Officer and President of CapitalSouth and of CapitalSouth Bank; Chairman of Capital Bank	2004	180,000	61,209	18,317	none	4,000	none	49,731

John E. Bentley	2005	148,125	7,750	0	none	—	none	2,551
Senior Vice President of CapitalSouth Bank	2004	140,000	21,000	0	none	3,500	none	2,366

James Cooper, Jr.	2005	156,771	21,337	0	none	—	none	15,863
Executive Vice President and Chief Credit Officer of CapitalSouth Bank	2004	150,000	25,500	0	none	3,500	none	16,340

Carol W. Marsh	2005	137,500	28,500	0	none	—	none	3,787
Senior Vice President, Secretary and Chief Financial Officer of CapitalSouth, CapitalSouth Bank and Capital Bank	2004	132,500	26,500	0	none	3,500	none	3,693

Richard Perdue (5)	2005	125,000	29,749	0	none	—	none	2,672
Senior Vice President of CapitalSouth Bank Huntsville City President	2004	60,650	15,000	0	none	—	none	2,465

(1)	It is the policy of the Company to pay bonuses which are based on Company performance in the fiscal year which follows the fiscal year on which such bonus is based. Bonuses relating to fiscal year 2005 were paid in January 2006 and bonuses related to fiscal year 2004 were paid in January 2005.
(2)	For 2005, Mr. Puckett received $9,270 in board fees, $6,739 for club dues and $3,934 for the personal use of a vehicle provided by CapitalSouth. For 2004, Mr. Puckett received $9,000 in board fees, $5,400 for club dues and $3,912 for the personal use of a vehicle provided by CapitalSouth.
(3)	All Other Compensation for 2005 includes $46,210 attributable to the expected benefits payable in the future to Mr. Puckett and $11,707 attributable to the expected benefits payable in the future to Mr. Cooper under the Executive Supplemental Retirement Plan (SERP) (described below). All Other Compensation for 2005 also includes $238 contributed to the account of Mr. W. Dan Puckett, $2,444 contributed to the account of Mr. Bentley, $3,880 contributed to the account of Mr. Cooper, $3,630 contributed to the account of Ms. Marsh and $2,465 contributed to the account of Mr. Perdue under the matching provisions of CapitalSouth’s 401(k) plan. All Other Compensation also includes the value of group term life insurance provided by CapitalSouth on behalf of the named executive officers and insurance death benefits under the Split Dollar Life Insurance Agreements for Mr. W. Dan Puckett and Mr. Cooper.

(4)	All Other Compensation for 2004 includes $48,229 attributable to the expected benefits payable in the future to Mr. Puckett and $11,847 attributable to the expected benefits payable in the future to Mr. Cooper under the Executive Supplemental Retirement Plan (SERP) (described below). All Other Compensation for 2004 also includes $238 contributed to the account of Mr. W. Dan Puckett, $2,262 contributed to the account of Mr. Bentley, $3,620 contributed to the account of Mr. Cooper, $3,600 contributed to the account of Ms. Marsh and $2,465 contributed to the account of Mr. Perdue under the matching provisions of CapitalSouth’s 401(k) plan. All Other Compensation also includes the value of group term life insurance provided by CapitalSouth on behalf of the named executive officers and insurance death benefits under the Split Dollar Life Insurance Agreements for Mr. W. Dan Puckett and Mr. Cooper.
(5)	Mr. Perdue was hired as Senior Vice President and Huntsville City President on June 29, 2004.

Grants of Options/SARs in 2005.    We did not issue any stock options or stock appreciation rights to the named executive officers during 2005. We issued 3,000 incentive stock options to one executive officer not named in the table above.

Aggregated Option/SAR Exercises in 2005 and 2005 Year-End Option/SAR Values.    No stock options were exercised by the named executive officers during 2005. Additionally, there were no stock appreciation rights outstanding during 2005. The following table shows the number of shares of our common stock covered by exercisable options held by the named executive officers as of December 31, 2005. All stock options are vested upon receipt by the executive officer and thus there are no unexercisable options. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing options and the year-end price ($18.31 per share) of our common stock.

Name	Number of Securities Underlying Unexercised Options At December 31, 2005		Value of Unexercised In-the- Money Options At December 31, 2005
W. Dan Puckett	103,000	(1)	$578,130
John E. Bentley	7,000		23,170
James Cooper, Jr.	30,500		187,955
Carol W. Marsh	6,500		21,515
Richard Perdue	3,000		9,930

(1)	Stock options include options to purchase 60,000 shares of our common stock (after giving effect to a two-for-one stock split on June 26, 2000) issued to Mr. Puckett pursuant to an Incorporators Stock Option Agreement dated January 15, 1992, as amended March 13, 2003, in addition to stock options issued pursuant to our stock option plans.

Employment Agreements

We do not have any employment, salary continuation or severance agreements currently in effect with any of our executive officers. The named executive officers are being compensated at the following base compensation levels for the 2006 fiscal year, pending completion of a compensation survey:

W. Dan Puckett	$200,000
John E. Bentley	155,000
James Cooper, Jr.	162,500
Carol W. Marsh	142,500
Richard Perdue	130,000

Executive Supplemental Retirement Plan

In 1998, W. Dan Puckett, Chairman and Chief Executive Officer of CapitalSouth Bank, and James Cooper, Jr., Executive Vice President and Chief Credit Officer of CapitalSouth Bank, entered into Executive Supplemental Retirement Plan Agreements (SERPs) and Life Insurance Endorsement Method Split Dollar Plan

Agreements (Split Dollar Life Insurance Agreements) with CapitalSouth Bank. The purpose of these agreements is to provide Messrs. Puckett and Cooper additional retirement benefits and to provide certain cash death benefits to their beneficiaries in the event of their death. CapitalSouth Bank has purchased single premium bank owned life insurance policies (BOLI policies) on the lives of Messrs. Puckett and Cooper and intends to use income from the BOLI policies, which has certain tax advantages, to offset benefit expenses. The SERPs provide two types of retirement benefits. First, after the participants reach normal retirement age (age 65 or such later date as the executive actually retires), participants receive the accumulated balance of a retirement benefit account in installments over a ten year period. The balance of such retirement benefit account for each of Mr. Puckett and Mr. Cooper is established by periodically crediting to it the amount of any income from the related BOLI policy, minus CapitalSouth Bank’s designated cost of funds with respect to holding such BOLI policy, adjusted for tax effects (the Periodic Retirement Credit Amount). Second, during the period beginning on the date of retirement and ending upon their death, the executives also are entitled to receive an annual payment equal to any further Periodic Retirement Credit Amount. The retirement benefit account is not a trust account or other segregated or funded account. Instead, it only reflects the amount of the general, unsecured claim of the beneficiary on the assets of CapitalSouth Bank. The SERPs may also provide benefits in the event of termination of employment (actual or constructive), change of control, early retirement, death or disability, depending on the timing of, and other circumstances related to, the occurrence of the event while employed by CapitalSouth Bank. For the year ended December 31, 2005, $147,627 was charged to operations expense related to these SERPs. Income from the BOLI policies is separately reflected in other income and the BOLI policies are held as other assets.

The Split Dollar Life Insurance Agreements for Messrs. Puckett and Cooper relate to the same BOLI policies, the earnings on which form the basis for calculating the Periodic Retirement Credit Amount discussed above. The Split Dollar Life Insurance Agreements provide that CapitalSouth Bank is the sole owner of the policies, is responsible for paying any additional premiums necessary to keep the policies in force and that the insured executive officer and CapitalSouth Bank share the death benefits under the policy. The officer’s designated beneficiaries are entitled to 80% of the death benefit under the policy less the accumulated cash value of the policy. CapitalSouth Bank is entitled to all other proceeds of the policy, including its cash value. The insured is imputed an amount of taxable income with respect to the life insurance benefit available under the Split Dollar Life Insurance Agreements.

The following table presents estimated annual benefits payable to each of the executives under the plan upon normal retirement based on the assumptions shown.

Name	Year of birth	Retirement age	Projected annual retirement benefit (1st year)	Projected annual retirement benefit (5th year)	Projected annual retirement benefit (10th year)
W. Dan Puckett	1945	65	$111,059	$121,016	$139,445
James Cooper, Jr.	1951	65	41,387	44,392	48,754

Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans under which shares of our common stock are authorized for issuance. We have two equity compensation plans currently in effect—the CapitalSouth Bancorp 2005 Stock Incentive Plan and the Directors Compensation Plan. The Directors Compensation Plan allows the issuance of shares of our common stock in place of directors’ fees. We are still administering certain awards of options which were granted and are still outstanding under our CapitalSouth Bancorp 1994 Stock Incentive Plan and CapitalSouth Bancorp 2004 Incentive Stock Option Plan, although both of those plans have expired. We also are still administering an award of stock options to Mr. W. Dan Puckett which were granted and are still outstanding under the Incorporators Stock Option Agreement. The grant of stock options pursuant to this Agreement was approved by our stockholders. All data in the table below is presented as of December 31, 2005.

	Number of securities to be issued upon outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under the plans (excludes outstanding options)
Equity compensation plans approved by security holders	217,400	$13.09	147,000
Equity compensation plans not approved by security holders	*	—	*

Total	217,400	$13.09	147,000

*	Our Directors Stock Compensation Plan does not have a limit on the total number of shares which may be issued.

Certain Transactions and Business Relationships

Certain of our directors, officers and principal stockholders and their associates have had banking and business transactions with us in the ordinary course of business since the beginning of the last fiscal year. In the case of all such related party transactions, each transaction was approved by the board of directors. In addition, each transaction was on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and were not expected to involve more than the normal risk of collectibility or present other unfavorable features to us.

As of December 31, 2005, the aggregate amount of credit we extended to directors, executive officers and principal stockholders was $13.7 million. All such extensions of credit were made in conformity with the requirements of Federal Reserve Board Regulation O.

Charles McPherson, Sr., a director of CapitalSouth, CapitalSouth Bank and Capital Bank, is the majority owner of McPherson Oil Company, which leases office space from CapitalSouth at 2340 Woodcrest Place, Birmingham, Alabama. CapitalSouth Bank assumed this lease when it purchased the office building at 2340 Woodcrest Place, Birmingham, Alabama, and, as part of the lease assumption, increased the rental rate to approximately $188,000 annually and set a termination date for the lease of December 31, 2006.

William D. Puckett, II, one of our executive officers, is the son of our Chief Executive Officer, W. Dan Puckett. William D. Puckett’s base salary is in excess of $60,000 per year.

Our board of directors approved each of these agreements and believes the terms of each agreement are no less favorable to us than we could have obtained from an unaffiliated third party. In the future, the Audit Committee of our board of directors will consider all related party transactions.

We expect we will continue to engage in similar banking and business transactions in the ordinary course of business with our directors, executive officers, principal stockholders and their associates in the future.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions.

Each of our independent directors (Messrs. Dunn, Graves, McPherson and Wood) participated in compensation decisions in lieu of a formal compensation committee. Other than the McPherson Oil Company lease disclosed above, no relationships existed between the directors, any executive officer or employee of CapitalSouth. W. Dan Puckett participated in compensation decisions regarding the named executive officers, but did not participate in, and was not present during, deliberations regarding the compensation of the Chief Executive Officer.

None of our independent directors is now or was during the last fiscal year an officer or employee of CapitalSouth, CapitalSouth Bank or Capital Bank. During 2005, none of our executive officers served as a director or member of the compensation committee (or group performing equivalent functions) of any other entity for which any of our independent directors served as an executive officer.

Compensation Committee Report

Our board of directors does not have a separate compensation committee; instead, the independent members of our board of directors determine compensation for the Chief Executive Officer and the other executive officers of CapitalSouth. Each of the independent directors identified on page 3 of this proxy statement participates in the oversight and administration of CapitalSouth’s executive compensation program. Our independent directors establish the salary and other compensation of the Chief Executive Officer and the salaries and other compensation of the other executive officers named in the Summary Compensation Table. Our independent directors’ role includes oversight of our compensation and benefit plans and policies, administration of our stock plan (including reviewing and approving equity grants to elected officers) and review and approval of substantially all compensation decisions relating to elected officers.

Compensation Policy

Our independent directors believe that compensation paid to executive officers should be closely aligned with the performance of CapitalSouth, and that such compensation should assist CapitalSouth in attracting and retaining key executives critical to CapitalSouth’s long-term success. Compensation decisions are designed to align changes in total compensation with changes in the value created for CapitalSouth stockholders. Our independent directors believe that compensation of executive officers and others should be directly linked to CapitalSouth’s operating performance and that achievement of performance objectives is the primary determinant of share price.

Consistent with prior practice and policy, in 2005, the independent directors made decisions relating to executive compensation based on the following factors:

•	CapitalSouth’s financial performance;

•	Expansion of CapitalSouth’s market area;

•	Financial performance of each of CapitalSouth’s subsidiary banks;

•	Achievement of loan targets and objectives; and

•	Achievement of growth targets.

Base Salary and Increases

Our independent directors establish executive officer base salaries and increases by considering individual annual performance and the financial performance of CapitalSouth. Our Chief Executive Officer recommends increases in executive officer base salaries (other than the base salary of the Chief Executive Officer), and the independent directors consider those recommendations in deciding salaries. In January 2005, the independent directors met to discuss and determine base salaries for the 2005 fiscal year for the chief executive officer and the executive officers who report directly to the chief executive officer. CapitalSouth’s general philosophy is to provide a base salary that is competitive with the market, and to reward individual performance while positioning salaries so that they are consistent with CapitalSouth performance.

Cash Bonuses

In January 2006, the independent board members approved the following cash bonuses to executive officers that report directly to our chief executive officer:

•	John E. Bentley—$7,750

•	James Cooper, Jr.—$21,337

•	Carol W. Marsh—$28,500

•	Richard Perdue—$29,749

Each of these individuals had the opportunity to earn a cash bonus in an amount equal to as much as twenty-five percent (25%) of their base salary, based on performance targets set by the independent board members in January 2005. Cash bonus amounts are tied directly to the financial performance of CapitalSouth and its subsidiary banks.

Long-Term Incentives

The independent directors consider awards of long-term incentives to executive officers in the form of stock option and restricted stock awards pursuant to CapitalSouth’s 2005 Stock Incentive Plan. The purpose of the plan is to enhance stockholder investment by attracting, retaining and motivating key employees and directors of CapitalSouth and its subsidiaries, and to encourage stock ownership by such persons by providing them with a means to acquire a proprietary interest in CapitalSouth’s success, and to align the interests of management with those of stockholders.

The plan authorizes the granting of awards to selected employees, officers and directors of CapitalSouth and its subsidiaries in the following forms: (1) options to purchase shares of common stock, which may be incentive stock options or non-statutory stock options and (2) restricted stock. The plan is administered by the board of directors, or a committee of independent directors appointed by the board. The board did not award any long-term incentives to the chief executive officer or any other executive officer during 2005, with the exception of a single grant of stock options intended as an inducement to employment of a new executive officer.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits CapitalSouth’s tax deduction for compensation expense in excess of $1 million paid to CapitalSouth’s most highly compensated executive officers. However, performance-based compensation is not subject to the $1 million deduction limit if it meets certain requirements. The 2005 Stock Incentive Plan was designed to comply with Section 162(m) so that the grant of options or restricted stock under the plan will be excluded from the calculation of annual compensation for purposes of Section 162(m) of the Internal Revenue Code and will be fully deductible by us.

Chief Executive Officer

During 2005, CapitalSouth had net income of $2.6 million (a 37.3% increase over the prior year), total assets of $423.5 million and total net loans of $323.4 million. In December, CapitalSouth completed its initial public offering of 690,000 shares of common stock (including 90,000 shares of common stock issued as part of the underwriter’s over-allotment option) at a price per share of $18.75. The independent directors considered these and other factors in adjusting the base salary of the chief executive officer. Mr. W. Dan Puckett has been our chief executive officer since the founding of CapitalSouth. The independent directors met with Mr. Puckett during 2005 to discuss his position and current benefits, but Mr. Puckett, as Chief Executive Officer, did not make recommendations with respect to his own salary. The independent directors set Mr. Puckett’s base salary at $200,000 effective February 15, 2005. Base salary increases for 2006 have not yet been determined, pending completion of a compensation survey. Mr. Puckett was eligible to receive up to fifty percent (50%) of the amount of his 2005 base salary as a performance bonus, provided that CapitalSouth and its subsidiaries met certain performance targets established by the independent directors. In January 2006, the independent directors determined that CapitalSouth had met substantially each of the performance targets established for 2005, and Mr. Puckett received a bonus of $90,000 for fiscal 2005, forty-five percent (45%) of his 2005 base salary. Also in January 2006, the independent board members set performance targets for Mr. Puckett’s 2006 bonus, which targets aggregate to up to fifty percent (50%) of his base salary.

INDEPENDENT DIRECTORS:

H. Bradford Dunn

Stanley L. Graves

Charles K. McPherson, Sr.

David W. Wood, II

Stock Performance Graph

The following graph shows a comparison from December 13, 2005 (the date our common stock commenced trading on The Nasdaq National Market) through December 30, 2005 (the final trading day of fiscal 2005) of cumulative total return for our common stock, the Nasdaq National Market Composite Index and the Nasdaq Financial 100 Index. This presentation assumes that $100 was invested in shares of the relevant issuers on December 13, 2005, and that dividends received were immediately reinvested in additional shares.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 10, 2006 by (1) each of our current directors, (2) each of our named executive officers and (3) all of our present executive officers and directors as a group. Other than as noted on the following table, as of April 10, 2006, we did not know of any person who beneficially owned more than 5% of the presently outstanding shares of common stock. Unless otherwise indicated, the address for each person included in the table is 2340 Woodcrest Place, Suite 200, Birmingham, Alabama 35209. Information relating to beneficial ownership of our common stock is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from April 10, 2006. Unless otherwise indicated under “Amount and Nature of Beneficial Ownership,” each person is the owner of record and has sole voting and investment power with respect to his or her shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares Beneficially Owned (1)
Directors:
W. Dan Puckett	180,254	(2)	6.09%
David W. Wood, II	156,689	(3)	5.29%
H. Bradford Dunn	118,648		4.01%
Charles K. McPherson, Sr.	100,372	(4)	3.39%
Stanley L. Graves	80,487	(5)	2.72%

Executive Officers, who are not also a Director:
John E. Bentley	7,500	(6)	*
James Cooper, Jr.	43,766	(7)	1.48%
Carol W. Marsh	6,600	(8)	*
Richard Perdue	6,017	(9)	*
All Current Directors and Executive Officers, as a Group (12 persons):	723,059	(10)	24.41%

*	Less than 1% of outstanding shares.
(1)	The percentage of our common stock beneficially owned was calculated based on 2,961,586 shares of common stock issued and outstanding as of April 10, 2006. The percentage assumes the exercise by the stockholder or group named in each row of all options for the purchase of our common stock held by such stockholder or group and exercisable within 60 days of April 10, 2006.
(2)	Includes 43,000 shares that Mr. Puckett has the right to acquire by exercising options that are exercisable within 60 days after April 10, 2006.
(3)	Includes 20,946 shares owned by Mr. Wood’s spouse and 93,332 shares owned by a corporation controlled by Mr. Wood.
(4)	Includes 9,113 shares owned by an IRA for the benefit of Mr. McPherson, 55,293 shares held for the benefit of McPherson Oil Company 401(k) plan and 35,186 shares owned by a trust for the benefit of McPherson Oil Company 401(k) profit sharing plan.
(5)	Includes 5,711 shares owned by Mr. Graves’ spouse, 3,193 shares owned by a corporation controlled by Mr. Graves, 36,590 shares owned by a trust for the benefit of Mr. Graves’ IRA and 9,033 shares owned by a trust for the benefit of Mr. Graves’ spouse’s IRA.
(6)	Includes 7,000 shares that Mr. Bentley has the right to acquire by exercising options that are exercisable within 60 days after April 10, 2006.

(7)	Includes 12,164 shares owned by an IRA for the benefit of Mr. Cooper, 400 shares owned by Mr. Cooper’s wife and 30,500 shares that Mr. Cooper has the right to acquire by exercising options that are exercisable within 60 days after April 10, 2006.
(8)	Includes 6,500 shares that Ms. Marsh has the right to acquire by exercising options that are exercisable within 60 days after April 10, 2006.
(9)	Includes 3,000 shares that Mr. Perdue has the right to acquire by exercising options that are exercisable within 60 days after April 10, 2006.
(10)	Includes 108,000 options that are exercisable within 60 days after April 10, 2006.

APPROVAL AND RATIFICATION OF INDEPENDENT AUDITORS

In accordance with the recommendation of the Audit Committee, CapitalSouth’s board of directors has appointed KPMG LLP to serve as the principal independent auditor of CapitalSouth for the year 2006, and that appointment is being submitted to the stockholders for ratification by majority vote.

KPMG LLP served as CapitalSouth’s principal independent auditor for the year ended December 31, 2005, and a representative of the firm is expected to attend the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions.

Audit Fees

Set forth below is information relating to the aggregate KPMG LLP fees for professional services rendered for the fiscal years ended December 31, 2005 and 2004, respectively.

	2005	2004
Audit Fees	$68,000	$67,000
Audit-Related Fees	0	0
Tax Fees (1)	23,869	25,425
All Other Fees (2)	162,000	0

(1)	Includes preparation of federal and state corporate tax returns and determination of quarterly estimated tax payments.
(2)	Includes professional services related to CapitalSouth’s registration statement on Form S-1 and related comfort letter issued to CapitalSouth’s underwriters.

Approval of Independent Auditor Services and Fees

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. It is the policy of the Audit Committee, as set forth in the Audit Committee Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and non-audit services provided to CapitalSouth by its independent auditors, other than such non-audit services as are prohibited by law to be performed by the independent auditors and other than as provided in the de minimis exception set forth in applicable provisions of the federal securities laws. The committee may delegate to one or more designated members of the committee the authority to grant the required pre-approvals, provided that the decisions of any member(s) to whom such authority is delegated to pre-approve an activity shall be presented to the full committee at each of its scheduled meetings. The committee has delegated to each of its members the authority to grant the required pre-approvals.

THE BOARD OF DIRECTORS OF CAPITALSOUTH RECOMMENDS A VOTE FOR THIS PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED FOR THIS PROPOSAL.

AUDIT COMMITTEE REPORT

Our Audit Committee reviews CapitalSouth’s financial reporting process on behalf of the board of directors. Our management has primary responsibility for the financial statements and the reporting process. In compliance with the requirements of The Nasdaq National Market, our Audit Committee has a formal written charter approved by the board of directors, a copy of which is attached to this proxy statement as Appendix B. In connection with the performance of its responsibilities under the charter, our Audit Committee has:

•	Reviewed and discussed with management the audited financial statements of CapitalSouth;

•	Discussed with the independent registered public accounting firm the auditor’s independence from CapitalSouth and its management, including the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committee);

•	Received from the independent registered public accounting firm the written disclosures and letter regarding KPMG’s independence required by the Independence Standards Board Standard No. 1 (independence discussions with audit committees) and discussed with KPMG their independence;

•	Considered whether the independent registered public accounting firm’s provision of audit services of CapitalSouth is compatible with KPMG’s independence; and

•	Recommended, based on the review and discussion noted above, to the board of directors that the audited financial statements be included in CapitalSouth’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee:

Mr. Dunn (Chairman)

Mr. Graves

Mr. McPherson, Sr.

Mr. Wood, II

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other CapitalSouth filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that CapitalSouth specifically incorporates the Audit Committee Report by reference therein.

APPROVAL AND RATIFICATION OF THE

AMENDED AND RESTATED

DIRECTORS’ COMPENSATION PLAN

The Board of Directors approved the Third Amended and Restated Directors’ Compensation Plan (the “Directors’ Plan”) on April 10, 2006, subject to approval by the stockholders of the Company. The following summary of the Directors’ Plan should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the Directors’ Plan, which is attached to this proxy statement as Appendix A.

Summary of the Directors’ Plan

The Directors’ Plan provides for equity-based compensation to directors of CapitalSouth, CapitalSouth Bank and Capital Bank (each, an “eligible director”). As of the date of this proxy statement, all of our directors were eligible to receive compensation under the Directors’ Plan. The Director’s Plan replaces the Second Amended and Restated Directors’ Compensation Plan, with the only material change being the reservation of a number of shares of CapitalSouth common stock for issuance under the Directors’ Plan. Previously, the Directors’ Plan had no set limit on the number of shares of common stock which could be issued. Each of our directors has a direct interest in the approval of the Directors’ Plan by the stockholders, as it will allow each of them to continue receiving their directors’ fees in shares of CapitalSouth common stock.

Meeting Fee

Eligible directors are entitled to a per meeting fee for attendance at each meeting of the board of directors and for attendance at each committee meeting in such amounts as established from time to time by the board of directors. The current policy of the board of directors provides that CapitalSouth directors shall not receive directors’ fees for attendance at CapitalSouth committee meetings. Directors’ fees shall be paid on a quarterly basis.

Securities Authorized for Issuance

The total aggregate number of shares of common stock that may be distributed under the Directors’ Plan is 150,000. The shares of common stock may be made available from authorized but unissued shares or shares issued and held in treasury. Additionally, we may purchase shares of common stock on the open market to be used for payment of directors’ fees. We previously had not reserved a set number of shares for issuance under the predecessor to the Directors’ Plan.

Amendment and Termination

The Board of Directors may at any time amend, terminate or suspend, in whole or in part, the Directors’ Plan, provided that no amendment to increase the number of shares available under the Directors’ Plan will be effective without stockholder approval. Unless earlier terminated by action of the Board of Directors, the Directors’ Plan will terminate on May 22, 2016.

New Plan Benefits

The following table sets forth certain information regarding benefits or amounts that will be received for fiscal 2006 pursuant to the Directors’ Plan by (i) the named executive officers, (ii) all current executive officers as a group, (iii) all current non-executive directors as a group, and (iv) all employees including current officers who are not executive officers, as a group. This information is based on the fees currently in effect as previously approved by the Board of Directors and as discussed in more detail above under “Corporate Governance—Director Compensation.”

Name and Position	Dollar Value of Award (1)	Shares of Common Stock
W. Dan Puckett Chairman, Chief Executive Officer and President of CapitalSouth	$31,722	1,472

John E. Bentley Senior Vice President CapitalSouth Bank	0	0

James Cooper, Jr. Executive Vice President and Chief Credit Officer of CapitalSouth Bank	0	0

Carol W. Marsh Senior Vice President, Secretary and Chief Financial Officer of CapitalSouth, CapitalSouth Bank and Capital Bank	0	0

Richard Perdue Senior Vice President CapitalSouth Bank Huntsville City President	0	0

Executive Group	$38,187	1,772

Non-Executive Director Group	$125,335	5,816

Non-Executive Officer Employee Group	0	0

(1)	Based on the closing price of CapitalSouth common stock on April 7, 2006 of $21.55.

THE BOARD OF DIRECTORS OF CAPITALSOUTH RECOMMENDS A VOTE FOR THIS PROPOSAL. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED FOR THIS PROPOSAL.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

CapitalSouth’s executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to CapitalSouth.

Based solely on a review of copies of such reports furnished to CapitalSouth through the date hereof, or written representations of such officers, directors or stockholders that no reports were required, CapitalSouth believes that during 2005 all filing requirements applicable to its officers, directors and stockholders were complied with in a timely manner, except that each of our directors (Messrs. Dunn, Graves, McPherson, Puckett and Wood) and Mr. Brad Duncan, a director of Capital Bank, failed to timely file a Form 4 reporting their acquisition of shares of common stock in payment of their directors’ fees for the fourth quarter of 2005.

STOCKHOLDER PROPOSALS

Stockholder proposals submitted for consideration at the next Annual Meeting of Stockholders must be received by CapitalSouth no later than December 22, 2006 to be included in the 2007 proxy materials. A stockholder must notify CapitalSouth before March 7, 2007 of a proposal for the 2007 Annual Meeting which the stockholder intends to present other than by inclusion in CapitalSouth’s proxy material. If CapitalSouth does not receive such notice prior to March 7, 2007, proxies solicited by the management of CapitalSouth will confer discretionary authority upon the management of CapitalSouth to vote upon any such matter.

HOUSEHOLDING

CapitalSouth has adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K, unless one or more of these stockholders notifies CapitalSouth that they wish to continue receiving individual copies. This procedure reduces printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

Stockholders who are eligible for householding, but who currently receive multiple copies of the Notice of Meeting, Proxy Statement and Annual Report on Form 10-K, or stockholders who hold stock in more than one account, may contact CapitalSouth’s transfer agent, Registrar and Transfer Company (in writing:10 Commerce Drive, Cranford, NJ 07016-3572; by telephone: 800-866-1340) and request only a single copy of these documents be delivered to the stockholder’s household.

A stockholder who currently participates in householding and wishes to receive a separate copy of this Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K, or who does not wish to participate in householding and prefers to receive separate copies of these documents in the future, please contact Registrar and Transfer Company as indicated above.

GENERAL INFORMATION

As of the date of this proxy statement, the board of directors does not know of any other business to be presented for consideration or action at the Annual Meeting, other than that stated in the notice of the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

By Order of the Board of Directors
CapitalSouth Bancorp

W. DAN PUCKETT
Chairman

Birmingham,	Alabama
April	21, 2006

APPENDIX A

THIRD REVISED AND RESTATED

DIRECTORS’ COMPENSATION PLAN

OF

CAPITALSOUTH BANCORP

Section 1. Purpose.    The purpose of this Directors Compensation Plan (this “Plan”) is to provide for the members of the Board of Directors of CapitalSouth Bancorp, a Delaware corporation (the “Company”), and members of the boards of directors of its bank and other significant subsidiaries (“Significant Subsidiaries”), to receive their director’s fees in common stock of the Company (“Common Stock”).

Section 2. Terms of Plan.    Each member of the Board of Directors of the Company and its Significant Subsidiaries (each, a “Director”) shall receive a fee (a “Director’s Fee”) for attending meetings of the Board of Directors and for attending meetings of committees thereof equal to a certain number of shares of Common Stock, which number shall be established from time to time by the Board of Directors of the Company, in consultation with the Board of Directors of each of its Significant Subsidiaries with respect to awards to members of such other boards of directors, (the “Share Amount”). The number of shares received by such Director shall equal the Share Amount. In the event the Company determines that it is not appropriate to issue the Share Amount, the Director’s Fee shall be payable in cash, the amount of cash received by such Director shall be derived by multiplying the Share Amount by the fair market value of each share of the Common Stock as determined by the Board of Directors of the Company from time to time in its sole and absolute discretion. The Common Stock issued pursuant to this Plan may be either treasury stock or original issue Common Stock. No director shall have the right under this Plan to pay additional consideration to the Company to obtain shares of Common Stock.

Section 3. Director’s Fees Taxable as Ordinary Income.    All Director’s Fees issued pursuant to this Plan, including, without limitation, any Common Stock, are required to be included in the gross income of the Directors receiving such fees under the Internal Revenue Code of 1986, as amended, and any Director shall acknowledge the same upon request of the Company.

Section 4. Shares of Common Stock Subject to the Plan.    The total number of shares of Common Stock that may be distributed under the Plan is 150,000. The shares of Common Stock will be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company. The Company also may purchase shares of Common Stock in open market transactions for distribution under the Plan.

Section 5. Compliance with Laws.    This Plan is intended to comply with the requirements set forth in Rule 701 of the SEC and any other applicable regulations and laws. Accordingly, the officers of the Company will be authorized to take such action as may be necessary to keep this Plan in compliance with such regulations or laws, which steps may include, without limitation, amending this Plan. Each Director, by participating in this Plan, (i) acknowledges and agrees that such Director is acquiring the securities issued to such Director under this Plan, if any, for his or her own account and for investment only and not with a view to distribution, (ii) agrees to cooperate in any actions deemed necessary by the Company with respect to the administration of this Plan, and (iii) acknowledges that such Director has full access to all material information regarding the business and financial condition of the Company and the Significant Subsidiaries.

Section 6. Amendment and Termination.    The Board of Directors may amend the Plan from time to time as may be deemed to be in the best interests of the Company, provided that the Board of Directors may not, without approval of the stockholders of the Company, increase the number of shares of Common Stock that may be distributed under the Plan. The Board of Directors may suspend or terminate the Plan or any portion thereof at any time. Unless previously terminated pursuant to this Section 6, the Plan shall terminate on the tenth anniversary of the Effective Date (as defined below).

A-1

Section 7. General Provisions.

(a) No Right to Serve as a Director.    This Plan does not impose any obligations on the Company to retain any Director as a member of the Board of Directors nor does it impose any obligation on the part of any Director to remain as a member of the Board of Directors of the Company.

(b) Headings.    The headings of sections and subsections herein are included solely for convenience of reference and do not affect the meaning of any of the provisions of the Plan.

(c) Governing Law.    The Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

(d) Effective Date and Stockholder Approval.    The Plan became effective upon its adoption by the Board of Directors and its approval by the stockholders of the Company on May 22, 2006. All grants of Common Stock as a Director’s Fee since December 12, 2005 shall be considered to be granted out of the shares of Common Stock reserved under Section 4 of the Plan.

A-2

APPENDIX B

CAPITALSOUTH BANCORP

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I.	SCOPE OF RESPONSIBILITY OF THE AUDIT COMMITTEE

A.	GENERAL

The primary function of the Audit Committee is to oversee the accounting and financial reporting process of the Company and the audits of the Company’s financial statements. The Audit Committee assists the Board of Directors in monitoring (1) the Company’s development of a system of financial reporting, auditing, internal controls and legal compliance, (2) the integrity of the Company’s financial statements, (3) the performance of the Company’s internal audit function and independent auditors, (4) the operation of such systems, and (5) the compliance by the Company with legal and regulatory requirements. The Audit Committee periodically reports to the Board of Directors concerning its activities.

B.	RELATIONSHIP TO OTHER GROUPS

1.	Allocation of Responsibilities. The management of the Company is principally responsible for developing the Company’s accounting practices, preparing the Company’s financial statements and maintaining internal controls. The internal auditors are responsible for objectively assessing the Company’s internal controls. The independent auditor is responsible for auditing and attesting to the Company’s financial statements and evaluating the Company’s internal controls. The Audit Committee, as the delegate of the Board of Directors, is responsible for overseeing this process.

2.	Accountability. The independent and internal auditors shall be apprised that they are ultimately responsible to the Audit Committee. The independent auditor shall report directly to the Audit Committee.

3.	Communication. The Audit Committee shall strive to maintain an open and free avenue of communication among management, the independent auditor, the internal auditors, and the Board of Directors.

II.	COMPOSITION OF THE AUDIT COMMITTEE

A.	NUMBER; QUALIFICATIONS.

The Audit Committee shall be comprised of three or more directors appointed by the Board of Directors in accordance with the Company’s bylaws, each of whom shall meet the standards of independence or other qualifications required from time to time by The NASDAQ Stock Market, Inc. Marketplace Rules (or, if the Company’s common stock is principally traded on some other exchange or trading system, any such standards of independence or other qualifications required by such other exchange or system) and the Securities Exchange Act of 1934 (the “Exchange Act”). Specific qualifications include the following:

1.	All members of the Audit Committee shall be able to read and understand fundamental financial statements.

2.	No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years.

3.	To the extent practicable, at least one member of the Audit Committee shall be an “audit committee financial expert” as defined in the Exchange Act Rules.

B.	LAPSE IN INDEPENDENCE

If an Audit Committee Member ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Audit Committee may continue until the earlier of the Company’s next annual shareholders meeting or one year from the occurrence of the event that caused the failure to qualify as independent. If the Company is not already relying on this provision, and falls out of compliance with the requirements regarding Audit Committee composition due to a single vacancy on the Audit Committee, then the Company will have until the earlier of the next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply with this requirement. The Company shall provide notice to NASDAQ immediately upon learning of the event or circumstance that caused the non-compliance if it expects to rely on either provision for a cure period.

III.	MEETINGS OF THE AUDIT COMMITTEE

The Audit Committee shall meet at least four times annually, or more frequently if the Committee determines it to be necessary. To foster open communications, the Audit Committee may invite other directors or representatives of management, the outside auditors or the internal auditors to attend any of its meetings, but reserves the right in its discretion to meet in executive session. The Audit Committee shall meet in separate executive sessions with management, the internal auditors and the independent auditor at least once a year, and from time to time as the Audit Committee deems appropriate. The Audit Committee shall maintain written minutes of all its meetings and provide a copy of all such minutes to every member of the Board of Directors.

IV.	POWERS OF THE AUDIT COMMITTEE

A.	OVERSIGHT OF THE COMPANY’S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent auditor (subject to shareholder ratification if required by statute or otherwise submitted to the shareholders by order of the Board of Directors). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee. The Audit Committee shall take the following actions in connection with its oversight of the independent auditor:

1.	Pre-approve all auditing services, internal control-related services and permitted non-audit services (including compensation and terms thereof) to be performed for the Company by its independent auditor;

2.	Review and evaluate the lead partner of the independent auditor;

3.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with such issues;

4.	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the independent auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence;

5.	Review significant relationships between the independent auditor and the Company, including those described in formal written statements of the independent auditor furnished under Independence Standards Board Standard No. 1;

6.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

7.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor; and

8.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

B.	OVERSIGHT OF INTERNAL AUDIT FUNCTION

1.	Review the appointment and replacement of the senior internal auditing executive (or approve or ratify the selection of a firm to perform the internal audit function);

2.	Require the internal auditors (or representative of the internal audit firm) to provide the Audit Committee or its Chairman with a copy of all internal audit reports to management and management’s responses thereto;

3.	Review significant reports to management prepared by the internal auditing department (or internal audit firm) and management’s responses;

4.	Discuss with the senior internal auditing executive (or representative of the internal audit firm) and difficulties or disputes encountered during the course of the audit;

5.	Meet jointly or separately from time to time with representatives of the internal auditors (whether the senior internal auditing executive or a representative of the internal audit firm) to discuss the objectivity and independence of the internal auditors or any other issues raised by the Audit Committee or the Board; and

6.	Discuss with the independent auditor, the senior internal auditing executive (or representative of the internal audit firm) and management the internal audit department responsibilities, budget and staffing and any planned changes in the planned scope of the internal audit.

C.	FINANCIAL STATEMENT AND DISCLOSURE MATTERS

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K;

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements;

3.	Discuss with management and the independent auditor significant audit findings, adjustments, risks, or exposures;

4.	Discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in control over financial reporting;

5.	Review and discuss with management (including the internal auditor) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K (at such time as the Company is required to prepare and file such report);

6.	Review and discuss quarterly reports from the independent auditors on:

a.	All critical accounting policies and practices to be used;

b.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

c.	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

d.	Discuss with management the Company’s earnings press releases, including any use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies;

7.	Discuss with management and the independent auditor the effect of newly-proposed regulatory or accounting initiatives as well as off-balance sheet structures on the Company’s financial statements;

8.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

9.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;

10.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls;

11.	Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly;

12.	Discuss with the independent auditor the independent auditors’ views regarding the clarity of the Company’s financial disclosures, the quality of the Company’s accounting principles as applied, the underlying estimates and other significant judgments made by management in preparing the financial statements, and the compatibility of the Company’s principles and judgments with prevailing practices and standards;

13.	Discuss with management and the independent auditor the accounting implications of significant new transactions; and

14.	Discuss with management and the independent auditor the extent to which the Company has implemented changes in financial and accounting practices or internal controls that were previously recommended by the internal or independent auditor or approved by the Audit Committee.

C.	OTHER POWERS

The Audit Committee shall also be authorized to take any or all of the following actions that it deems to be necessary or appropriate:

1.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated;

2.	Obtain reports from management, the Company’s internal auditor and the independent auditor that, to their respective knowledge, the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s Code of Ethics;

3.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics;

4.	Conduct or authorize investigations into any matter within the Audit Committee’s scope of responsibilities, and employ independent legal counsel or other professionals to assist in any such investigations;

5.	Approve all related party transactions;

6.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

7.	Review periodically the procedures established by the Company to monitor its compliance with debt covenants;

8.	Consult periodically with the Company’s legal counsel concerning the Audit Committee’s responsibilities or legal matters that may have a material impact on the Company’s financial statements, internal controls, or corporate compliance procedures;

9.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies;

10.	Issue any reports or perform any other duties required by (a) the Company’s articles of incorporation or bylaws, (b) applicable law or (c) rules or regulations of the Securities and Exchange Commission, the Nasdaq Stock Market, or any other self-regulatory organization having jurisdiction over the affairs of the Audit Committee; and

11.	Consider and act upon any other matters concerning the financial affairs of the Company as the Audit Committee, in its discretion, may determine to be advisable in connection with its oversight functions.

Notwithstanding anything in this Section IV to the contrary, the Committee shall not be required to take all of the actions, or to exercise all of the powers enumerated above, and the Committee’s failure to take any one or more such actions or to exercise any one or more such powers in connection with the good faith exercise of its oversight functions hereunder shall in no way be construed as a breach of its duties or responsibilities to the Company, its directors or its shareholders.

V.	REVIEW OF CHARTER

The Audit Committee shall review this Charter annually, and may consider, adopt, and submit to the Board of Directors any proposed changes that the Audit Committee deems appropriate or advisable.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CAPITALSOUTH BANCORP PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		1. ELECTION OF DIRECTORS	For	With-hold
		W. Dan Puckett	☐	☐

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Felix M. Drennen, III and Fred G. Nunnelley, III, or either of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of CapitalSouth Bancorp which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of CapitalSouth Bancorp, to be held on Monday, May 22, 2006, beginning at 5:00 P.M., C.D.T., at the principal executive offices of CapitalSouth Bancorp, 2340 Woodcrest Place, Birmingham, Alabama and at any adjournment or postponement thereof, in the following manner:

			For	Against	Abstain
		2. PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.	☐	☐	☐

			For	Against	Abstain
		3. PROPOSAL TO APPROVE AND RATIFY THE AMENDED AND RESTATED DIRECTORS’ COMPENSATION PLAN.	☐	☐	☐

			For	Against	Abstain
		4. OTHER MATTERS In their discretion, upon such other matters as may properly come before the meeting	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ABOVE, FOR ITEMS 2 AND 3 AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

____________________________________________________________________________________________________________

ñDetach above card, sign, date and mail in postage paid envelope provided. ñ

CAPITALSOUTH BANCORP PROXY

Please sign this proxy exactly as your name appears hereon. When signing as executor, administrator, trustee, corporate officer, etc., please give full title. In case of joint owners, each joint owner should sign.

Please Date, Sign and Return TODAY in the Enclosed Envelope. No Postage Required if Mailed in the United States.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

_________________________________________

_________________________________________

_________________________________________